EXHIBIT 10.6

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AMENDMENT NO. 2 TO
AMENDED AND RESTATED MASTER PROFESSIONAL SERVICES AGREEMENT
BY AND BETWEEN
ASCENSION HEALTH AND R1 RCM INC.

This Amendment No. 2 to the Master Professional Services Agreement (this “Amendment”) by and between Ascension Health (“Ascension Health”) and R1 RCM Inc. (formerly known as Accretive Health, Inc.) (“R1”) is entered into effective June __, 2018 (the “Amendment Effective Date”). Ascension Health and R1 are sometimes referred to in herein as a “Party” or collectively as the “Parties”. All capitalized terms used and not otherwise defined herein will have the meanings ascribed to them in the MPSA (as defined below).
WHEREAS, Ascension Health and R1 entered into that certain Amended and Restated Master Professional Services Agreement (the “MPSA”) dated February 16, 2016, as amended;
WHEREAS, Ascension Health recently acquired Presence Health Network (“Legacy Presence”), which operates within Alexian Brothers - AHS Midwest Region Health Co d/b/a AMITA Health (“AMITA”) (an Affiliate of Ascension Health), and the Parties desire to have R1 provide to Legacy Presence certain Dependent Services and Physician Advisory Services to be described in the Presence Acute Supplement (as defined below), pursuant to the MPSA; and
WHEREAS, R1 and AMITA are entering into a separate master professional services agreement with respect to the performance of revenue cycle management services by R1 on behalf of AMITA (for certain AMITA-operated facilities, excluding Legacy Presence facilities); and
WHEREAS, the Parties desire to add Legacy Presence as a New ABM.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.	Supplement.

a.
The Parties shall enter into a Supplement between R1 and Ascension Health with respect to Legacy Presence for the provision of Dependent Services and Physician Advisory Services for Acute Care (the “Presence Acute Supplement”) that will reflect the terms of this Amendment. Upon the execution of the Presence Acute Supplement, Legacy Presence will be deemed a New ABM under the MPSA.

b.
If R1 agrees to provide AMITA with revenue cycle services under a separate agreement between R1 and AMITA (“AMITA MPSA”), then any Supplement between the Parties regarding AMITA-operated facilities (e.g., (A) Supplement A-04 to the AH MPSA with respect to certain billing services; (B) Amendment No. 1 to Supplement A-02 with respect to physician advisory services provided to AMITA-operated facilities; and (C) any

Supplement entered into following the date hereof but prior to the execution of the Agreement) will be automatically terminated for purposes of the MPSA. It is the intention of the Parties that the AMITA MPSA, once effective, will govern the Presence Acute Supplement instead of the MPSA. If the Parties for any reason fail to enter into the AMITA MPSA, then the Parties agree to discuss in good faith whether, on a prospective basis, any equitable changes to the terms and conditions of the Presence Acute Supplement, including in connection with pricing, may be necessary based on any changed circumstances, environmental factors, market conditions, or other substantially changed variables.

c.
For the avoidance of doubt, the Presence Acute Supplement will not cover Dependent Services to be provided by R1 to physician groups owned by, affiliated with, or otherwise contracted by Legacy Presence, which will be contracted for separately under the AMITA MPSA.

II.	Tranche Four.

a.	The following new definition is hereby added to the MPSA:

“Tranche Four” means Legacy Presence.

b.	The defined term “Tranche”, as defined in Exhibit 1 of the MPSA is hereby amended and replaced in its entirety with the following:

“Tranche” means Tranche One, Tranche Two, Tranche Three and Tranche Four.

c.
Following an assessment to be performed by the Parties consistent in scope with the Original Assessment and in accordance with Exhibit 4-A of the MPSA, the Parties will determine in good faith (i) the Additional Book Cost to Collect Factor with respect to Legacy Presence (to be approved by the Cost Board) and (ii) the Terminal Value for Tranche Four. The projected start date for Tranche Four is August 1, 2018 and the projected Tranche End Date for Tranche Four is July 31, 2019.

III.	Pricing and Terms for Dependent Services.

a.
The Parties shall determine the Base Fee for the Dependent Services for Acute Care to be provided by R1 to Legacy Presence in accordance with Exhibit 4-A to the MPSA and the terms of the Presence Acute Supplement, using the twelve-month period from January 1, 2017 through December 31, 2017 as the Baseline Year. For the avoidance of doubt, no Base Fee will be payable for any period prior to the Supplement Commencement Date for the Presence Acute Supplement. In accordance with Exhibit 4-A to the MPSA, the Additional Book Cost to Collect Factor will include an I&I Factor (as determined in accordance with Exhibit 4-A to the MPSA) will apply with respect to Tranche Four, phasing in over [**] after the projected Tranche Start Date. The Presence Acute Supplement will provide that the Base Fees to be payable to R1 during the [**] of the Legacy Presence arrangement described herein will be subject to [**].

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

b.
In accordance with Section 5 of Exhibit 4-A to the MPSA, the Implementation Fee for the Acute Care Facilities associated with Legacy Presence will be [**] of annual Cash Collections (measured as of the Baseline Year), which Implementation Fee will be earned beginning on the Employment Effective Date for the first of the Transitioned Employees [**]. For clarity, (i) the foregoing Implementation Fee will apply only to the Dependent Services for Acute Care provided to Legacy Presence and (ii) there are [**] Implementation Fees payable to R1 in connection with the Services provided to Legacy Presence under the Presence Acute Supplement.

c.
The Incentive Payments for the Acute Care Facilities associated with Legacy Presence will be determined in accordance with Exhibit 4-B of the MPSA, except that, with respect to Legacy presence only, (i) “Performance Target” shall be based on a Performance Score of [**], and (ii) in each of the definitions of “Balance Sheet Incentive Payment” and “Income Statement Incentive Payment”, the value of [**] shall be replaced by [**]. The Performance Targets for the Income Statement Performance Metric and Balance Sheet Performance Metric will be equal to the Actual Performance for each Facility during the twelve-month measurement period from January 1, 2017 through December 31, 2017.

d.	The Employment Effective Date for the first of the Transitioned Employees for Legacy Presence with respect to Acute Care is anticipated to be August 27, 2018.

e.
Prior to the commencement of Services for Legacy Presence, R1 will be entitled to conduct (directly or through an agent of R1), at R1’s expense, a comprehensive compliance audit of all revenue cycle operations of Legacy Presence. Each of Ascension Health and Legacy Presence shall cooperate with R1 in connection with any such audit, including by facilitating access to the Legacy Presence facilities and personnel. Ascension Health shall use commercially reasonable efforts to correct any adverse findings of any such audit.

IV.	Liability Cap. Section 18.2(b) of the MPSA is hereby amended and replaced in its entirety with the following:

“Except as provided in this Section 18.2, the total aggregate liability of either Party, for claims asserted by the other Party under or in connection with this Agreement, regardless of the form of the action or the theory of recovery, will be limited to $30,000,000 per calendar year. For avoidance of doubt, this annual liability cap is an aggregate liability cap for this Agreement and all Supplements.”

[signature page follows]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment effective as of the Amendment Effective Date, first indicated above.

Ascension Health	R1 RCM Inc.
By: /s/ Rhonda Anderson Name: Rhonda Anderson Title: Sr VP & CFO	By: _/s/ John Sparby Name: John Sparby Title: EVP Customer Operations, R1 RCM

[Signature Page to Amendment No. 2]

[**] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.